                                                                      EXHIBIT 21

      NAME OF SUBSIDIARY                                    JURISDICTION OF INCORPORATION
      ------------------                                    -----------------------------
The Outdoor Footwear Company                                Delaware
The Timberland Finance Company                              Delaware
The Timberland World Trading Company                        Delaware
Timberland Europe, Inc.                                     Delaware
Timberland International Sales Corporation                  U.S. Virgin Islands
Timberland Direct Sales, Inc.                               Delaware
Timberland Retail, Inc.                                     Delaware
Timberland Manufacturing Company                            Delaware
Timberland Aviation, Inc.                                   Delaware
Timberland Netherlands, Inc.                                Delaware
(Formerly Timberland Scandinavia, Inc.)
Timberland International, Inc.                              Delaware
Timberland SAS                                              France
Timberland World Trading GmbH                               Germany
Timberland (UK) Limited                                     United Kingdom
Timberland GmbH                                             Austria
Timberland Espana, S.A.                                     Spain
The Recreational Footwear Company (Dominicana), S.A.        Dominican Republic
Component Footwear Dominicana, S.A.                         Dominican Republic
Timberland Footwear & Clothing Company Inc.                 Canada
Les Vetements & Chaussures Timberland Inc.
Timberland Netherlands Holdings B.V.                        The Netherlands
Timberland Asia LLC                                         Delaware
Timberland Taiwan LLC                                       Delaware
Timberland Hong Kong Ltd.                                   Hong Kong
Timberland Japan, Inc.                                      Japan
Timberland Lifestyle Brand Malaysia Sdn Bhd                 Malaysia
Timberland Lifestyle Brand Singapore Pte. Ltd.              Singapore
Timberland Korea Yuhan Hoesa                                Korea